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                    CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the inclusion and incorporation by reference in the respective Prospectuses and the inclusion in the related Statements of Additional Information constituting parts of Post-Effective Amendment No. 19 to the registration statements of Active Assets Money Trust, Active Assets Government Securities Trust and Active Assets Tax-Free Trust and Post-Effective Amendment No. 7 to the registration statement of Active Assets California Tax-Free Trust (collectively referred to as the "Funds") on Form N-1A of our reports, dated August 5, 1997, relating to the financial statements and financial highlights of the Funds which appear and/or are incorporated by reference in such Prospectuses and Statements of Additional Information. We also consent to the references to us under the heading "Financial Highlights" in such Prospectuses and to the references to us under the headings "Independent Accountants" and "Experts" in such Statements of Additional Information.



/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP
1177 Avenue of the Americas
New York, New York 10036
August 21, 1997